UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2007

AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 13, 2007, the Board of Directors of American Pacific Corporation (the “Company”) approved the amendment and restatement of the American Pacific Corporation Supplemental Executive Retirement Plan, previously amended and restated effective as of January 1, 1999 (the “SERP”). Under the terms of the SERP, certain officers of the Company (each a “Participant”) and their beneficiaries are entitled to receive a monthly annuity benefit following the Participant’s retirement from the Company equal to (i) a percentage of the Participant’s “final average compensation”, as defined under the SERP, reduced by (ii) the vested benefit payable to such Participant under the Amended and Restated American Pacific Corporation Defined Benefit Pension Plan (the Company’s qualified defined benefit pension plan). The amendment and restatement of the SERP, which is effective as of October 1, 2007, amends, among other provisions, the list of Participants in the SERP to include three additional executive officers of the Company, in particular Dr. Joseph Carleone, the President and Chief Operating Officer, Linda G. Ferguson, Vice President-Administration and Secretary, and Dana M. Kelley, Vice President, Chief Financial Officer and Treasurer. Mr. John R. Gibson, Chairman and Chief Executive Officer of the Company, continues to be a Participant in the SERP. In addition, as a result of the amendment and restatement of the SERP, the method of calculating a Participant’s benefit under the SERP was modified to take into account (i) compensation earned after a Participant’s attainment of normal retirement age and (ii) bonuses earned by the Participant. The amendment and restatement of the SERP also revised the calculation of the percentage of a Participant’s final average compensation used to compute his or her benefit under the SERP from 60% of final average compensation to 5% of final average compensation times years of service with the Company, up to a maximum of 15 years of service. This brief description of the amended and restated SERP is not intended to be complete and is qualified in its entirety by reference to the full text of the amended and restated SERP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On November 13, 2007, the Board of Directors of the Company approved the amendment and restatement of the Company’s By-Laws, as amended (the “By-Laws”), effective as of the same date. The amendment and restatement, among other things, makes express the Company’s ability to issue shares of the Company’s securities in uncertificated form. By doing so, the Company has clarified its ability to meet the Direct Registration Program (“DRP”) requirements of the NASDAQ Stock Market LLC. A DRP allows shares of the Company’ stock to be owned, reported and transferred electronically in uncertificated form and without the need for physical stock certificates. Previously, the Company’s By-Laws were silent with respect to the Company’s ability to issue shares in uncertificated form.
The amendment and restatement of the By-Laws implements certain further technical and/or clarifying changes or additions to the By-Laws, such as in connection with the transfer of shares and with respect to which officers of the Company may sign stock certificates.
The summary above is qualified in its entirety by the amended and restated By-Laws filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of American Pacific Corporation
10.1	American Pacific Corporation Supplemental Executive Retirement Plan, amended and restated and effective as of October 1, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: November 15, 2007	By:	/s/ John R. Gibson
John R. Gibson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of American Pacific Corporation
10.1	American Pacific Corporation Supplemental Executive Retirement Plan, amended and restated and effective as of October 1, 2007